Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
1/28/2021	Investors: Mike Cieplak, investor.relations@us.mcd.com
Media: Lauren Altmin, lauren.altmin@us.mcd.com
McDONALD'S REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS

•McDonald’s delivered its strongest quarter of the year, recovering nearly 99% of fourth quarter 2019 global comparable sales
•U.S. comparable sales were 5.5% in the fourth quarter and 0.4% for the year, marking 6 consecutive years of positive comparable sales

CHICAGO, IL - McDonald's Corporation today announced results for the fourth quarter and year ended December 31, 2020.

“2020 will be remembered as one of McDonald’s most challenging, yet inspiring, moments in our long history. The resilience of the McDonald’s System was on display – making safety and service a priority, putting our customers and people first, and running great restaurants,” said McDonald’s President and Chief Executive Officer Chris Kempczinski. “Against an uncertain backdrop, we are committed to staying true to our values and our brand purpose to feed and foster communities. By investing for the future and leveraging competitive strengths within our Accelerating the Arches strategy in drive-thru, delivery, and our growing digital presence, we're confident we can continue to capture market share and drive long-term sustainable growth for all stakeholders.”

Fourth quarter financial performance:
•Global comparable sales declined 1.3% while improving from the prior quarter, reflecting positive comparable sales in the U.S. of 5.5%, and negative comparable sales in the International Operated segment and International Developmental Licensed segment of 7.4% and 3.6%, respectively.
•Consolidated revenues decreased 2% (3% in constant currencies).
•Systemwide sales increased 1% (flat in constant currencies).
•Consolidated operating income decreased 7% (9% in constant currencies) and included $142 million of strategic gains primarily related to the sale of McDonald's Japan stock. Excluding these gains, operating income decreased 13% (15% in constant currencies).
•Diluted earnings per share of $1.84 decreased 12% (13% in constant currencies). Excluding $0.14 per share of current year strategic gains primarily related to the sale of McDonald’s Japan stock, diluted earnings per share was $1.70 for the quarter, a decrease of 14% (15% in constant currencies) when also excluding $0.11 per share of prior year income tax benefit due to regulations issued in the fourth quarter of 2019.

Full year financial performance:
•Global comparable sales declined 7.7%, reflecting positive comparable sales in the U.S. of 0.4%, and negative comparable sales in the International Operated segment and International Developmental Licensed segment of 15.0% and 10.5%, respectively.
•Consolidated revenues decreased 10% (10% in constant currencies).
•Systemwide sales decreased 7% (7% in constant currencies).
•Consolidated operating income decreased 19% (20% in constant currencies) and included $268 million of net strategic gains. Excluding these items, operating income decreased 23% (23% in constant currencies), when also excluding $74 million of net strategic charges from the prior year.*
•Diluted earnings per share of $6.31 decreased 20% (20% in constant currencies).*

* See page 3 for additional details on full year strategic gains and charges.

FOURTH QUARTER COMPARABLE SALES

	Increase/(Decrease)
	Quarters Ended December 31,
	2020	2019
U.S.	5.5%	5.1%
International Operated Markets	(7.4)	6.2
International Developmental Licensed Markets & Corporate	(3.6)	6.6
Total	(1.3)%	5.9%
•Comparable Sales: Quarterly global comparable sales results improved sequentially since the second quarter of 2020. Comparable guest counts remained negative across all segments for the quarter.
•U.S.: Comparable sales results benefited from strong average check growth with positive comparable sales across all major dayparts. The Company's strategic marketing investments and promotional activity, including those featuring core menu items, had a positive impact on comparable sales.
•International Operated Markets: Comparable sales remained negative in most markets as restaurant operating channels and hours were significantly impacted by COVID-19 resurgences and the related government restrictions that have carried into 2021 in most countries. The comparable sales decline in the quarter was primarily driven by France, Germany, Italy and Spain. While comparable sales remained negative in most markets, comparable sales were positive for Australia and the U.K. throughout the quarter.
•International Developmental Licensed Markets: Comparable sales results were impacted by negative comparable sales primarily in Asia and Latin America, partly offset by strong comparable sales in Japan.

KEY FINANCIAL METRICS - CONSOLIDATED
Dollars in millions, except per share data

	Quarters Ended December 31,				Years Ended December 31,
	2020	2019	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2020	2019	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
Revenues	$5,313.8	$5,428.2	(2)%	(3)%	$19,207.8	$21,364.4	(10)%	(10)%
Operating income	2,142.9	2,292.6	(7)	(9)	7,324.0	9,069.8	(19)	(20)
Net income*	1,377.2	1,572.2	(12)	(14)	4,730.5	6,025.4	(21)	(22)
Earnings per share-diluted*	$1.84	$2.08	(12)%	(13)%	$6.31	$7.88	(20)%	(20)%
* See page 3 for additional details.
Results for the quarter and year reflected sales declines in the International Operated Markets and International Developmental Licensed Markets segments as a result of COVID-19 resurgences and government restrictions. For the quarter, these results were partly offset by stronger operating performance in the U.S. due to higher sales-driven restaurant margins.
Results also included the following:
•Higher Selling, General and Administrative Expenses for the quarter and year reflecting:
◦$80 million and $100 million, respectively, for the Company's five year commitment to Ronald McDonald House Charities;
◦one-time investments in renewed brand communications as part of the “Serving Here” campaign launch that was announced with the new growth strategy, Accelerating the Arches; and
◦lower incentive-based compensation expense.
•Over $200 million of incremental franchisee support for the year for marketing to accelerate recovery and drive growth across the U.S. and International Operated Markets, a majority of which was recorded in Selling, General and Administrative Expenses.
◦About $100 million was recorded in the U.S. and the remaining support was recorded in the International Operated Markets segment.
•Higher restaurant closing costs for the quarter and year of $30 million and $68 million, respectively, in both the International Operated Markets and in the U.S. The U.S. costs were primarily related to planned closings of McDonald’s in Walmart locations.
•Lower gains on sales of restaurant businesses for the quarter and year.
•An increase of reserves for bad debts of $58 million for the year, related to rent and royalty deferrals.
Foreign currency translation had a positive impact of $0.04 on diluted earnings per share for both the quarter and year.

Outlined below is additional information for the quarter and full year:

EARNINGS PER SHARE-DILUTED RECONCILIATION

	Quarters Ended December 31,				Years Ended December 31,
	2020	2019	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2020	2019	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
GAAP earnings per share-diluted	$1.84	$2.08	(12)%	(13)%	$6.31	$7.88	(20)%	(20)%
Strategic (gains) charges	(0.14)	—			(0.26)	0.07
Income tax benefit	—	(0.11)			—	(0.11)
Non-GAAP earnings per share-diluted	$1.70	$1.97	(14)%	(15)%	$6.05	$7.84	(23)%	(23)%
2020 results included:
•net pre-tax strategic gains of $142 million, or $0.14 per share for the quarter, and $268 million, or $0.26 per share for the year, primarily related to the sale of McDonald’s Japan stock, which reduced the Company's ownership by about 6% as of the end of the year.
2019 results included:
•$84 million, or $0.11 per share, for both the quarter and year of income tax benefit due to regulations issued in the fourth quarter 2019 related to the Tax Cuts and Jobs Act of 2017 (“Tax Act”).
•net pre-tax strategic charges of $74 million, or $0.07 per share for the year, primarily related to impairment associated with the purchase of our joint venture partner's interest in the India Delhi market, partly offset by gains on the sales of property at the former Corporate headquarters.
Excluding the above current year and prior year items, net income decreased 14% (16% in constant currencies) for the quarter and 24% (25% in constant currencies) for the year, and diluted earnings per share decreased 14% (15% in constant currencies) for the quarter and 23% (23% in constant currencies) for the year.

RESTAURANT UPDATE
The Company has continued to follow the guidance of expert health authorities to ensure the appropriate precautionary steps are taken to protect the health and safety of our people and our customers.
As a result of COVID-19 resurgences, throughout the quarter, there have been numerous instances of additional government restrictions on restaurant operating hours, limited dine-in capacity in most countries and, in some cases, mandated dining room closures particularly in the International Operated Markets. These restrictions, which have carried into 2021, are impacting most of the Company's key markets outside of the U.S., particularly those with fewer drive-thru restaurant locations. The Company expects some restrictions in various markets so long as the COVID-19 pandemic continues.

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE
Constant currency results exclude the effects of foreign currency translation and are calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation, impairment and other strategic charges and gains, as well as income tax provision adjustments related to the Tax Act, and bases incentive compensation plans on these results, because the Company believes this better represents underlying business trends.
Comparable sales are compared to the same period in the prior year and represent sales at all restaurants, whether operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, rebuilding, road construction and natural disasters (including restaurants temporarily closed due to COVID-19 in 2020). Comparable sales exclude the impact of currency translation and the sales of any market considered hyper-inflationary (generally identified as those markets whose cumulative inflation rate over a three-year period exceeds 100%), which management believes more accurately reflects the underlying business trends. Comparable sales are driven by changes in guest counts and average check, which is affected by changes in pricing and product mix. The goal is to achieve a relatively balanced contribution from both guest counts and average check.
Comparable guest counts represent the number of transactions at all restaurants, whether operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed.
Systemwide sales include sales at all restaurants, whether operated by the Company or by franchisees. While franchised sales are not recorded as revenues by the Company, management believes the information is important in understanding the Company's financial performance, because these sales are the basis on which the Company calculates and records franchised revenues and are indicative of the financial health of the franchisee base. The Company's revenues consist solely of sales by Company-operated restaurants and fees from franchised restaurants operated by conventional franchisees, developmental licensees and affiliates. Changes in Systemwide sales are primarily driven by comparable sales and net restaurant unit expansion.
Free cash flow, defined as cash provided by operations less capital expenditures, and free cash flow conversion rate, defined as free cash flow divided by net income, are measures reviewed by management in order to evaluate the Company’s ability to convert net profits into cash resources, after reinvesting in the core business, that can be used to pursue opportunities to enhance shareholder value.
RELATED COMMUNICATIONS
This press release should be read in conjunction with Exhibit 99.2 in the Company's Form 8-K filing for supplemental information related to the Company's results for the quarter and year ended December 31, 2020.
McDonald’s Corporation will broadcast its investor earnings conference call live over the Internet at 7:30 a.m. (Central Time) on January 28, 2021. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast available for a limited time thereafter.
UPCOMING COMMUNICATIONS
For important news and information regarding McDonald's, including the timing of future investor conferences and earnings calls, visit the Investor Relations section of the Company's Internet home page at www.investor.mcdonalds.com. McDonald's uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.
ABOUT McDONALD’S
McDonald’s is the world’s leading global foodservice retailer with about 39,000 locations in over 100 countries. Approximately 93% of McDonald’s restaurants worldwide are owned and operated by independent local business owners.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from our expectations are detailed in the Company’s filings with the Securities and Exchange Commission, including the risk factors discussed in Exhibit 99.2 in the Company’s Form 8-K filing on January 28, 2021. The Company undertakes no obligation to update such forward-looking statements, except as may otherwise be required by law.

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Quarters Ended December 31,	2020	2019	Inc/ (Dec)
Revenues
Sales by Company-operated restaurants	$2,233.3	$2,363.3	$(130.0)	(5)%
Revenues from franchised restaurants	2,985.3	2,985.7	(0.4)	0
Other revenues	95.2	79.2	16.0	20

TOTAL REVENUES	5,313.8	5,428.2	(114.4)	(2)

Operating costs and expenses
Company-operated restaurant expenses	1,903.7	1,939.6	(35.9)	(2)
Franchised restaurants-occupancy expenses	560.9	563.3	(2.4)	0
Other restaurant expenses	69.0	57.6	11.4	20
Selling, general & administrative expenses
Depreciation and amortization	80.3	68.9	11.4	16
Other	698.0	584.7	113.3	19
Other operating (income) expense, net	(141.0)	(78.5)	(62.5)	(80)
Total operating costs and expenses	3,170.9	3,135.6	35.3	1

OPERATING INCOME	2,142.9	2,292.6	(149.7)	(7)

Interest expense	308.9	283.0	25.9	9
Nonoperating (income) expense, net	4.0	(17.2)	21.2	n/m

Income before provision for income taxes	1,830.0	2,026.8	(196.8)	(10)
Provision for income taxes	452.8	454.6	(1.8)	0

NET INCOME	$1,377.2	$1,572.2	$(195.0)	(12)%

EARNINGS PER SHARE-DILUTED	$1.84	$2.08	$(0.24)	(12)%

Weighted average shares outstanding-diluted	751.0	755.6	(4.6)	(1)%
n/m Not meaningful

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Years Ended December 31,	2020	2019	Inc/ (Dec)
Revenues
Sales by Company-operated restaurants	$8,139.2	$9,420.8	$(1,281.6)	(14)%
Revenues from franchised restaurants	10,726.1	11,655.7	(929.6)	(8)
Other revenues	342.5	287.9	54.6	19

TOTAL REVENUES	19,207.8	21,364.4	(2,156.6)	(10)

Operating costs and expenses
Company-operated restaurant expenses	6,981.2	7,760.6	(779.4)	(10)
Franchised restaurants-occupancy expenses	2,207.5	2,200.6	6.9	0
Other restaurant expenses	267.0	223.8	43.2	19
Selling, general & administrative expenses
Depreciation and amortization	300.6	262.5	38.1	14
Other	2,245.0	1,966.9	278.1	14
Other operating (income) expense, net	(117.5)	(119.8)	2.3	2
Total operating costs and expenses	11,883.8	12,294.6	(410.8)	(3)

OPERATING INCOME	7,324.0	9,069.8	(1,745.8)	(19)

Interest expense	1,218.1	1,121.9	96.2	9
Nonoperating (income) expense, net	(34.8)	(70.2)	35.4	50

Income before provision for income taxes	6,140.7	8,018.1	(1,877.4)	(23)
Provision for income taxes	1,410.2	1,992.7	(582.5)	(29)

NET INCOME	$4,730.5	$6,025.4	$(1,294.9)	(21)%

EARNINGS PER SHARE-DILUTED	$6.31	$7.88	$(1.57)	(20)%

Weighted average shares outstanding-diluted	750.1	764.9	(14.8)	(2)%

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

In millions	December 31,	2020	2019
Current assets		—	—
Cash and equivalents		$3,449.1	$898.5
Accounts and notes receivable		2,110.3	2,224.2
Other current assets		683.8	435.2

TOTAL CURRENT ASSETS		6,243.2	3,557.9

TOTAL OTHER ASSETS		7,597.7	6,531.7

LEASE RIGHT-OF-USE ASSET, NET		13,827.7	13,261.2

NET PROPERTY AND EQUIPMENT		24,958.2	24,160.0

TOTAL ASSETS		$52,626.8	$47,510.8

TOTAL CURRENT LIABILITIES		$6,181.2	$3,621.0

Long-term debt		35,196.8	34,118.1
Long-term lease liability		13,321.3	12,757.8
Other long-term liabilities		3,726.8	3,906.1
Deferred income taxes		2,025.6	1,318.1

TOTAL SHAREHOLDERS' EQUITY (DEFICIT)		(7,824.9)	(8,210.3)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)		$52,626.8	$47,510.8

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

In millions	Years ended December 31,	2020	2019
Operating activities
Net income		$4,730.5	$6,025.4
Changes in working capital items		(212.1)	298.5
Other		1,746.8	1,798.2

CASH PROVIDED BY OPERATIONS		6,265.2	8,122.1

Investing activities
Capital expenditures		(1,640.8)	(2,393.7)
Sales and purchases of restaurant and other businesses and property sales		37.6	(48.9)
Other		57.4	(628.5)

CASH USED FOR INVESTING ACTIVITIES		(1,545.8)	(3,071.1)

Financing activities
Short-term borrowings and long-term financing issuances and payments		2,238.2	3,236.3
Treasury stock purchases		(907.8)	(4,976.2)
Common stock dividends		(3,752.9)	(3,581.9)
Proceeds from stock option exercises and other		173.5	327.0

CASH USED FOR FINANCING ACTIVITIES		(2,249.0)	(4,994.8)

EFFECT OF EXCHANGE RATES ON CASH AND EQUIVALENTS		80.2	(23.7)

CASH AND EQUIVALENTS INCREASE (DECREASE)		2,550.6	32.5

Cash and equivalents at beginning of period		898.5	866.0

CASH AND EQUIVALENTS AT END OF PERIOD		$3,449.1	$898.5

Supplemental cash flow disclosures
Cash provided by operations		$6,265.2	$8,122.1
Less: Capital expenditures		(1,640.8)	(2,393.7)

FREE CASH FLOW		$4,624.4	$5,728.4